FOR IMMEDIATE RELEASE
BroadVision Contact:
Andrew Hub
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Profitable Fourth Quarter and Full-Year 2007 Results

REDWOOD CITY, CALIF. -- February 6, 2008 -- BroadVision, Inc. (OTCBB: BVSN), a global provider of e-business solutions, today reported financial results for its fourth quarter ended December 31, 2007.  Revenues for the fourth quarter were $11.2 million, compared with revenues of $12.8 million for the third quarter ended September 30, 2007 and $13.0 million for the comparable quarter of 2006.

License revenue for the fourth quarter was $4.6 million versus $5.3 million in the prior quarter and $4.0 million in the comparable quarter of 2006.  The majority of the fourth quarter license revenue was generated from the company's core Commerce and Process solutions from customers including Audible.com, Bristol-Myers Squibb, Hilti, OfficeMax, Vodafone and several other brand name global customers.

In the fourth quarter of 2007, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $5.9 million, or $0.05 per basic and diluted share, as compared with GAAP net income of $5.5 million, or $0.05 per share, for the third quarter of 2007 and GAAP net income of $7.0 million, or $0.09 per basic and diluted share, for the fourth quarter of 2006.

Pro forma net income for the fourth quarter of 2007 was $4.4 million, or $0.04 per basic and diluted share, compared with a pro forma net income of $6.7 million, or $0.06 per basic and diluted share, in the third quarter of 2007 and a pro forma net income of $6.1 million, or $0.08 per basic and diluted share, in the fourth quarter of 2006.  These pro forma results exclude restructuring charges, stock compensation expense under SFAS 123 (R), and revaluation of warrant liabilities.  A reconciliation of these pro-forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes its pro forma results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

Full-year 2007 revenues totaled $50.0 million, with GAAP net income of $17.3 million, or $0.16 per diluted share, compared to 2006 revenues of $52.0 million, with a GAAP net income of $15.0 million, or $0.23 per diluted share.  Full-year 2007 license revenue was $21.1 million, compared with 2006 license revenue of $15.2 million.  Full-year 2006 net income of $15.0 million includes a $3.4 million pre-tax restructuring credit and a $1.3 million pre-tax charge on warrants re-valuation.  Full-year 2007 net income of $17.3 million includes a $3.1 million pre-tax charge related to the revaluation of warrants liabilities.

As of December 31, 2007, the company had a cash balance of $54.0 million, representing a $3.3 million, or 7%, increase over the September 30, 2007 balance of $50.7 million and a 46% increase from the year's starting cash position of $37.0 million, due primarily to positive cash flow generated from operations of about $14.6 million and about $2.0 million from issuance of common stock.

The Company formally released BroadVision 8.1™ on time at the beginning of the fourth quarter, a major milestone in completing the Company's new K2 (Kona * Kukini)™ e-business solution sets.   Furthermore, BroadVision OnDemand, Ltd. launched the Chinese Edition of CHRM*060™ in November 2007 and its English Edition in January 2008.  As the centerpiece of the CHRM™ family of workforce relationship management solutions, CHRM*060™ has generated more than 30 customers, totaling nearly 20,000 subscribers, in less than two months since its launch.

"Having completed several new product releases last year, we now have a very focused goal for 2008:" said Dr. Pehong Chen, President and CEO, BroadVision, "To accelerate our go-to market efforts in sales and marketing, and to deliver significant ROI to global customers via our comprehensive BroadVision 8.1 B2B/B2C/B2E e-business solution sets."

Conference Call Information

BroadVision management will host a conference call today, Wednesday February 6, 2008, at 2:00 p.m. PST.  The conference call may be accessed by dialing: 1-866-463-5401 pin code 694001#. Callers outside the North America should call 1-212-457-9857 to be connected. A web replay will also be available following the call on the company's website until it releases its first quarter 2008 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Baker Hughes, BioRad Laboratories, Citibank, Epson America, Fiat, Hilti, Iberia, ING Bank, Prime Polymer, Renault, Sony, Standard Bank of Argentina, Vodafone and Xerox -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650.331-1000, email ir1@broadvision.com or visit www.broadvision.com.
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BroadVision, K2, Kona,  Kukini, and BroadVision 8.1 are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap and the timing and success of product launches, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31	December 31
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,973	$37,003
Other current assets	9,044	12,211
Total current assets	63,017	49,214
Goodwill	25,066	25,066
Other non-current assets	2,229	2,662
Total assets	$90,312	$76,942
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$22,523	$30,259
Other non-current liabilities	3,024	3,429
Total liabilities	25,547	33,688
Total stockholders' equity	64,765	43,254
Total liabilities and stockholders' equity	$90,312	$76,942

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:	(unaudited)		(unaudited)
Software licenses	$4,620	$3,956	$21,127	$15,215
Services	6,629	9,090	28,891	36,769
Total revenues	11,249	13,046	50,018	51,984
Cost of revenues:
Cost of software licenses	8	32	45	258
Cost of services	2,251	2,173	8,961	12,456
Total cost of revenues	2,259	2,205	9,006	12,714
Gross profit	8,990	10,841	41,012	39,270
Operating expenses:
Research and development	2,247	2,708	9,668	10,510
Sales and marketing	2,383	2,529	8,131	8,653
General and administrative	2,042	613	6,293	8,019
Restructuring charge (credit)	(195)	(1,966)	649	(3,369)
Total operating expenses	6,477	3,884	24,741	23,813
Operating income	2,513	6,957	16,271	15,457
Other income (expense), net	3,419	248	934	193
Income before provision for income taxes	5,932	7,205	17,205	15,650
Benefit from (Provision for) income taxes	(60)	(185)	73	(634)
Net income	$5,872	$7,020	$17,278	$15,016
Basic income per share	$0.05	$0.09	$0.16	$0.23
Diluted income per share	$0.05	$0.09	$0.16	$0.23
Shares used in computing:
Weighted average shares-basic	108,648	80,878	107,755	65,734
Weighted average shares-diluted	111,896	80,878	110,746	65,734

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended			Years Ended
	December 31	September 30	December 31	December 31	December 31
	2007	2007	2006	2007	2006
Revenues:
Software licenses	$4,620	$5,280	$3,956	$21,127	$15,215
Services	6,629	7,476	9,090	28,891	36,769
Total revenues	11,249	12,756	13,046	50,018	51,984
Cost of revenues:
Cost of software licenses	8	3	31	46	258
Cost of services	2,157	2,038	2,014	8,693	12,296
Total cost of revenues	2,165	2,041	2,045	8,739	12,554
Gross profit	9,084	10,715	11,001	41,279	39,430
Operating expenses:
Research and development	2,033	2,163	2,326	9,101	10,128
Sales and marketing	2,268	1,831	2,298	7,813	8,422
General and administrative	1,927	1,640	1,003	5,998	7,841
Total operating expenses	6,228	5,634	5,627	22,912	26,391
Pro forma operating income	2,856	5,081	5,374	18,367	13,039
Other income, net	1,648	1,218	878	4,081	1,526
Pro forma income before provision for income taxes	4,504	6,299	6,252	22,448	14,565
Benefit from (Provision for) income taxes	(60)	419	(186)	73	(634)
Pro forma net income	$4,444	$6,718	$6,066	$22,521	$13,931
Basic pro forma net income per share	$0.04	$0.06	$0.08	$0.21	$0.21
Diluted pro forma net income per share	$0.04	$0.06	$0.08	$0.20	$0.21
Shares used in computing basic pro forma net income per share	108,648	108,253	80,878	107,755	65,734
Shares used in computing diluted pro forma net income per share	111,896	111,577	80,878	110,746	65,734

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO PRO FORMA NET INCOME
(unaudited; in thousands)
	Three Months Ended			Years Ended
	December 31	September 30	December 31	December 31	December 31
	2007	2007	2006	2007	2006

Net income, U.S. GAAP	$5,872	$5,462	$7,021	$17,278	$15,016
Pro forma adjustments:
Restructuring (credits) charges	(195)	260	(1,967)	649	(3,371)
SFAS 123R Expense [2]	538	316	382	1,447	951
Revaluation of warrants liabilities [1]	(1,771)	680	630	3,147	1,335
Pro forma net income	$4,444	$6,718	$6,066	$22,521	$13,931

[1] Included as a component of other income, net, for each period presented.
[2] Included as a component of cost of service and operating expense for each period presented.